PURCHASE AGREEMENT
                    9.01% CONVERTIBLE SUBORDINATED DEBENTURES

                               DUE AUGUST 31, 2003



               THIS PURCHASE AGREEMENT (this "Agreement") is made as of the 8th day of August, 1996, by and between BASE TEN SYSTEMS, INC., a New Jersey corporation with its principal executive offices located at One Electronics Drive, Trenton, New Jersey 08619 (the "Company") and JESSE L. UPCHURCH, an individual with an address at c/o Upchurch Corporation, 500 Main Street, Fort Worth, Texas 76102 (the "Purchaser").


               The parties hereto, intending to be legally bound, agree as follows:


               1.   AUTHORIZATION OF CONVERTIBLE DEBENTURES.


                    The Company has authorized the issuance and sale of an aggregate of up to $10,000,000 principal amount of its 9.01% Convertible Subordinated Debentures due August 31, 2003 (the "Convertible Debentures"). The Convertible Debentures are convertible into shares of the Company's Class A Common Stock, par value $1.00 per share (such shares to be issued upon conversion of the Convertible Debentures being hereinafter referred to herein as the "Shares"), at the Conversion Price defined in Article 12 of this Agreement. Interest on the Convertible Debentures is payable semi-annually on the last day of February and August in each year, commencing on February 28, 1997 (which first interest payment shall be for the period from and including the date of issuance of the respective Convertible Debenture through February 28, 1997, at the interest rate specified in the form of Convertible Debenture attached hereto as Exhibit A).


               2.   SALE AND PURCHASE OF CONVERTIBLE DEBENTURES.


                    Subject to the terms and conditions hereof, the Company hereby sells to the Purchaser, and the Purchaser hereby purchases from the Company, (i) on the Closing Date specified in Article 3, a Convertible Debenture in the aggregate principal amount of $4,500,000 at a purchase price of 100% of the principal amount, and (ii) on August 22, 1996, a Convertible Debenture in the aggregate principal amount of not less than $4,500,000 and up to $5,500,000 at a purchase price of 100% of the principal amount.


               3.   CLOSING.


                    The closing (the "Closing") of the purchase and sale of the Convertible Debentures will take place on August 8, 1996 or such other time and date as shall be mutually agreed upon by the Purchaser and the Company. Such time and date is herein called the "Closing Date."


                    On the Closing Date the Company shall deliver to the Purchaser a Convertible Debenture in the aggregate principal amount of
$4,500,000, dated the Closing Date, against delivery by the Purchaser to the Company of a certified or official bank check(s) or wire transfer(s) in an aggregate amount equal to the aggregate purchase price for such Convertible Debenture, payable to the order of the Company in immediately available funds.


                    On August 22, 1996, Company shall deliver to the Purchaser a Convertible Debenture in the aggregate principal amount of not less than $4,500,000 and up to $5,500,000, dated as of such date, against delivery by the Purchaser to the Company of a certified or official bank check(s) or wire transfer(s) in an aggregate amount equal to the aggregate purchase price for such Convertible Debenture, payable to the order of the Company in immediately available funds.


               4.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY.


                    The Company represents and warrants that:


                4.1 Organization and Existence, Authority, etc. The Company is
a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted; the Company has all requisite corporate power and authority to enter into this Agreement, to issue the Convertible Debentures as contemplated herein and to carry out the provisions and conditions of this Agreement and of the Convertible Debentures, including the issuance of the Shares in accordance with the terms of this Agreement and the Convertible Debentures. This Agreement and the Convertible Debentures have been duly executed and delivered by, and constitute the valid and binding obligations of, the Company, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principals of equity which may limit the availability of remedies (whether in a proceeding at law or in equity). The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or ownership of its properties would so require, except where the failure to be so qualified would not have a material adverse effect on its business and financial condition, taken as a whole.


                 4.2 Litigation. Except as disclosed in the Company Commission Filings (as hereinafter defined), to the knowledge of the Company, there is no action, suit or proceeding pending, or threatened, against the Company before any court, administrative agency or arbitrator which could reasonably be expected to result in any material adverse change in the business, properties, condition (financial or otherwise) of the Company taken as a whole, or which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the Convertible Debentures.


                 4.3 Charter Documents. Neither the execution nor the delivery of this Agreement or the Convertible Debentures, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach of or creation of a lien under, the terms, conditions or provisions of, or constitute a default under, the charter or by-laws of the Company, as amended, copies of which have been provided to the Purchaser.


                 4.4 Authorized and Outstanding Capital Stock. The Company has authorized (i) 22,000,000 shares of Class A Common Stock, par value $1.00 per share (the "Common Stock"), of which 7,323,068 shares are issued and outstanding as of July 31, 1996, and (ii) 12,000,000 shares of Class B Common Stock, par value $1.00 per share of which 449,645 shares are issued and outstanding as of July 31, 1996, and (iii) 1,000,000 shares of preferred stock, none of which are issued and outstanding. All of such outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable. The Company has authorized
(i) the  issuance  and  sale to the  Purchaser  of an  aggregate  of  $9,000,000 principal amount of the Convertible Debentures and (ii) the issuance upon conversion of the Convertible Debentures of the Shares of the Company's Common Stock into which such Convertible Debentures are convertible in accordance with
Article 11 or 12, as applicable, of this Agreement. The Shares, when issued in accordance with the terms of this Agreement and the Convertible Debentures, will be validly issued, fully paid and non-assessable.


                 4.5 Broker's  and  Finder's  Fees.    The Company  will pay all
broker's and finder's fees incurred by the Company in connection with the sale of the Convertible Debentures.


                 4.6 Commission Filings and Financial Statements. The Company has heretofore made available to the Purchaser true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments and supplements thereto) filed by the Company with the Commission since April 30, 1996 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments and supplements thereto, are sometimes collectively referred to as the "Company Commission Filings"). The Company Commission Filings constitute all of the documents (other than preliminary materials) that the Company was required to file with the Commission since such date. As of their respective dates, each of the Company Commission Filings complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations under each such Act, and none of the Company Commission Filings contained as of such date and untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission the financial statements included in the Company Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present in accordance with generally accepted accounting principles in all material respects the financial position of the Company as at the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments and the absence of footnotes. Since April 30, 1996, except as disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, the Company has not incurred any liability or obligation of any kind outside of the ordinary course of business, and no other event has occurred, which in the ordinary course of business, and no other event has occurred, which in any case or in the aggregate, would have a material adverse effect on the business, assets, results of operations or financial condition of the Company.


                 4.7 Tax Returns and Payments. The Company has filed all tax returns required by law to be filed by it and has paid all material taxes, assessments and other governmental charges levied upon the Company and any of its properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest or those that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established on the books of the Company in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company in respect of Federal, state and foreign income taxes for all fiscal periods are adequate in the opinion of the Company, and the Company has not been notified of any material unpaid assessment for additional Federal, state or foreign income taxes for any period or any basis for any such assessment for which adequate provision has not been made in its accounts in accordance with generally accepted accounting principles.


                 4.8 Indebtedness. The Company Commission Filings correctly describe all material secured and unsecured Indebtedness of the Company outstanding, or for which the Company has commitments, on the date of this Agreement, and identify in all material respects the collateral securing any such secured Indebtedness. The Company is not in material default with respect to the payment of any material Indebtedness or with respect to any instrument or agreement relating thereto.


                 4.9 Title to Properties. The Company has good and sufficient title to its material properties and assets, including the properties and assets reflected in the financial statements as of and for the period ended April 30, 1996 (except properties and assets disposed of since such date in the ordinary course of business and properties and assets held under Capital Leases). The Company enjoys peaceful and undisturbed possession under all material leases necessary in any material respect for the operation of its material properties and assets, and all such leases are valid and subsisting and are in full force and effect.


                 4.10 Compliance with Other Instruments. The Company is not in violation of any term of its certificate or articles of incorporation or by-laws, and the Company is not in material violation of any material term of any material agreement or instrument to which it is a party or by which it is bound or any material term of any applicable law, ordinance, rule or regulation of any governmental authority or any material term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation might have a materially adverse effect on the business, condition (financial or other), operations, assets or properties of the Company; the execution, delivery and performance of this Agreement and the Convertible Debentures will not result in any material violation of or be in material conflict with or constitute a material default under any such term; and there is no such term which materially adversely affects the business, condition (financial or other), operations, assets, or properties of the Company, taken as a whole.


                 4.11 Governmental Consent. No material consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company or any of its Subsidiaries is required for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Convertible Debentures pursuant to this Agreement, except where the failure to obtain such consent or make such filing would not have a material adverse effect on the business, operations or assets of the Company, and except for appropriate filings (i) NASDAQ National Market System of an additional listing application for the Shares, and (ii) with such state securities commissions in respect of "blue sky" laws as may be appropriate.


                 4.12 Use of Proceeds. The Company will apply the net proceeds of the sale of the Convertible Debentures principally for funding the Company's continued development of PHARMASYST and PHARM2 and new versions and upgrades of its manufacturing execution systems, its development of a new image archiving system to be marketed under the uPACS name, for additional sales marketing and support activities, and for general corporate purposes.


                 4.13 Solvency. On the Closing date and after giving effect to the application of the proceeds of the Convertible Debentures as specified in
Section 4.12, the Company will be Solvent.


                 4.14 Disclosure. To the best of the Company's knowledge, there is no fact (other than matters of a general economic or political nature which does not affect the Company uniquely) known to the Company which materially adversely affects the business, condition (financial or other), operations, assets or properties of the Company which has not been set forth either in the Company Commission Filings or in this Agreement or in the other documents, certificates and instruments delivered to the Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Agreement.


               5.  SUBORDINATION.


                5.1 Agreement to be Bound. The Company covenants and agrees, and the Purchaser and any subsequent holder of Convertible Debentures by his
(its) acceptance thereof, likewise covenants and agrees, that the Convertible Debentures shall be issued subject to the provisions contained in this Article 5; and each person holding any Convertible Debentures, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.


                    All Convertible Debentures shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein).


                5.2 Priority of Senior Indebtedness. (a) No payment on account of principal or interest on the Convertible Debentures shall be made, nor shall any assets be applied to the purchase or other acquisition or retirement of the Convertible Debentures, if, at the time of such payment or application or immediately after giving effect thereto, there shall exist a default in the payment of any amount due on any Senior Indebtedness. Within ten (10) Business Days after knowledge of any such default referred to in this Section 5.2(a), the Company shall furnish a copy thereof to the holder of the Convertible Debentures, in the manner and at the address specified pursuant to Article 17 hereof.


                    (b) If there shall have occurred an event of default (other than a default in the payment of any amount due) with respect to any issue of Senior Indebtedness, as defined herein, or in the instrument under which the same has been issued, permitting the holders thereof, after notice or lapse of time, or both, to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment on account of principal or interest on the Convertible Debentures shall be made, nor shall any assets be applied to the conversion, redemption or other acquisition or retirement of the Convertible Debentures until the earliest to occur of (i) 30 days after the date that notice of such default is given to the holders of Convertible Debentures pursuant to the last sentence of this
Section 5.2(b), or (ii) the date on which the Senior Indebtedness to which such event of default related is discharged in accordance with its terms, or (iii) the date such event of default is waived by the holders of such Senior Indebtedness or otherwise cured. Within ten (10) Business Days after knowledge of any such default referred to in this Section 5.2(b), the Company shall furnish a copy thereof to each holder of the Convertible Debentures, in the manner and at the address specified pursuant to Article 17 hereof.


                    (c) Upon the occurrence and during the continuance of any Event of Default under this Agreement or the Convertible Debentures, or upon the occurrence of an event described in Section 5.2(a) or (b) which gives rise to the non-payment of principal or interest due on the Convertible Debentures, and notwithstanding any other provision contained herein or in the Convertible Debentures to the contrary, each Purchaser hereby agrees, for the benefit of the holders of Senior Indebtedness, not to ask for, demand, sue for, take or receive any amount owing under the Convertible Debentures of exercise any remedy (whether pursuant hereto, including, without limitation, acceleration of the Convertible Debentures at law, in equity or otherwise) with respect thereto until the earliest of (i) 30 days after (x) the occurrence of such Event of Default or (y) the date that notice of such default is given to the holders of Convertible Debentures pursuant to Sections 5.2(a) or (b), (ii) the date on which all Senior Indebtedness is accelerated, (iii) if applicable, the date on which the Senior Indebtedness to which such event of default related is discharged in accordance with its terms or such event of default is waived by the holders of such Senior Indebtedness or otherwise cured or (iv) any voluntary or involuntary petition in bankruptcy filed by or against the Company. Within ten (10) Business Days after knowledge of any Event of Default under this Agreement or the Convertible Debentures, the Company shall furnish a copy thereof to the holders of Senior Indebtedness in the manner and at the addresses specified in the documents and/or agreements evidencing the applicable Senior Indebtedness.


               5.3  Acceleration of Convertible Debentures;  Insolvency.    Upon
(i) any acceleration of the principal amount due on the Convertible Debentures or Senior Indebtedness or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof duly provided for, to the full satisfaction of the holders of Senior Indebtedness before the holders of the Convertible Debentures shall be entitled to receive or retain any assets so paid or distributed in respect thereof; and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Convertible Debentures would be entitled, except for these provisions, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Convertible Debentures if received by them or it, as the case may be, directly to the holders of Senior Indebtedness, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness before any payment or distribution is made to the holders of the Convertible Debentures, except that the holders of Senior Indebtedness of the type described in clause (i) of the definition of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness (or provisions satisfactory to the holders of such Senior Indebtedness shall be made for such payment) before the holders of other types of Senior Indebtedness shall be entitled to receive payment on such other Senior Indebtedness.


                    In the event that, notwithstanding the provisions of the preceding paragraph or of Section 5.2 hereof, any payment or distribution of assets of the Company prohibited by the preceding paragraph or by Section 5.2 hereof shall be received by the holders of the Convertible Debentures before all Senior Indebtedness is paid in full, or provision made for such payment, to the full satisfaction of the holders of Senior Indebtedness, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness. All payments applied to Senior Indebtedness pursuant to this paragraph of Section 5.3 shall be allocated among the holders of Senior Indebtedness in accordance with the provisions of the preceding paragraph of this Section 5.3.


               5.4 Subrogation, Etc. Upon payment in full of all Senior Indebtedness, the holders of Convertible Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company pro rata in proportion to the respective amounts then owing to the holders of Convertible Debentures; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of Convertible Debentures would be entitled except for the provisions of this
Section 5, and no payment over pursuant to such provisions to the holders of Senior Indebtedness, shall, as between the Company and its creditors (other than the holders of Convertible Debentures and the holders of the Senior Indebtedness), be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Section 5 are intended solely for the purpose of defining the relative rights of the holders of Convertible Debentures on the one hand and the holders of Senior Indebtedness on the other hand. The holders of Senior Indebtedness may amend, modify and otherwise deal with Senior Indebtedness without any notice to or approval of any holder of Indebtedness ranking junior to Senior Indebtedness.


               5.5 Enforcement. The foregoing subordination provisions shall be for the benefit of the holders of Senior Indebtedness and may be enforced directly by such holders against the holders of the Convertible Debentures. Each holder of Convertible Debentures by his (or its) acceptance thereof shall be deemed to acknowledge and agree that the subordination provisions of this
Article 5 are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Convertible Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and each holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                    Upon any payment or distribution of assets of the Company, the holders of the Convertible Debentures shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidation trustee, Company, agent or other person making such payment or distribution, delivered to the holders of the Convertible Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertaining thereto or to the provisions of this Article 5.


               5.6 Obligations Unimpaired. Nothing in this Article 5, or elsewhere in this Agreement, or in the Convertible Debentures, is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Convertible Debentures, the obligation of the Company, which shall be absolute and unconditional, to pay the holders of the Convertible Debentures the principal of and interest on the Convertible Debentures as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the holders of the Convertible Debentures and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Convertible Debentures from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy. Nothing contained in this Article 5 or elsewhere in this Agreement, or in any of the Convertible Debentures, shall prevent the Company from making payment of the principal of or interest on the Convertible Debentures at any time except under the conditions described in Section 5.2 or
5.3 or during the pendency of any dissolution, winding up, liquidation or reorganization of the Company.


               5.7 Definition of Senior Indebtedness. The term "Senior Indebtedness" shall mean the principal and interest on (i) all Indebtedness of the Company and its Subsidiaries for money borrowed from time to time, including that owing to banks or other financial institutions, an agency or agencies of the federal government or other institutions engaged in the business of lending money, (ii) all Capital Leases of the Company and its Subsidiaries, (iii) obligations of the Company for the reimbursement of any obligor on any Letter of Credit, banker's acceptance or similar credit transaction, and (iv) any deferrals, renewals and extensions of any indebtedness described in clauses (i) through (iii) above, unless under the express provisions of the instrument creating or evidencing any such indebtedness, or pursuant to which the same is outstanding, such indebtedness is not superior in right of payment to the Convertible Debentures; provided, however, that Senior Indebtedness shall not include Indebtedness owed or owed or owing to any Subsidiary.


              6.   REPRESENTATIONS OF THE PURCHASER.


               6.1 Representations. (a) The Purchaser hereby represents that the Purchaser is capable of evaluating the risk of its investment in the Convertible Debentures and is able to bear the economic risk of such investment, that it is purchasing the Convertible Debenture for its own account and that the Convertible Debentures are being purchased by the Purchaser for investment and not with a view to any resale or distribution thereof or of the Shares issuable upon conversion thereof. If the Purchaser should in the future decide to dispose of the Convertible Debenture or the Shares (which it does not now contemplate), it is understood that the Purchaser may do so only in complete compliance with the Securities Act and any applicable state Blue Sky or securities laws.


                    (b) The Purchaser hereby represents that the Purchaser is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations promulgated under the Securities Act ("Regulation D"). In connection therewith, the Purchaser represents and warrants to the Company that the Purchaser meets either of the following standards for determination of "accredited investor" status of Regulation D set forth below:


                         1. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or


                         2. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.


                    (c) The Purchaser hereby represents that the Purchaser (i) has received and carefully reviewed the Company Commission Filings, and (ii) has had the opportunity to ask questions and receive answers from the Company concerning the Company Commission Filings and the terms and conditions of the offering of the Convertible Debentures and to obtain any documents relating to the Company which are publicly available and any additional information or documents relating to the Company which the Company possesses or can acquire without unreasonable effort or expense.


                    (d) The Purchaser acknowledges that the Purchaser is aware of the risks inherent in an investment in the Company and specifically the risks of an investment in Convertible Debentures, and that the Purchaser is capable of bearing a complete loss of such investment.


                    (e) The Purchaser hereby represents that the execution, delivery and performance by it of this Agreement and the purchase by it of the Convertible Debentures does not violate any material term of any law, rule, regulation, court order, judgment or contractual or other obligation applicable to the Purchaser, the consequences of which violation might have a materially adverse effect on the business, condition (financial or other), operations, assets or properties of such Purchaser.


                    (f) The Purchaser's Schedule 13D and Forms 3, 4 and 5 filings with the Commission for the periods since April 30, 1996 are all accurate and complete and have been timely filed with the Commission.


                    (g) The Purchaser owns as of the date of this Agreement less than 10% of the voting power of the Company, whether directly, indirectly or beneficially.


              7.    CONDITIONS TO OBLIGATIONS.


                    The Purchaser's obligation to purchase the Convertible Debentures hereunder is subject to satisfaction of the following conditions at the Closing:


               7.1 Accuracy of Representations and Warranties. The representations and warranties of the Company herein or in any certificate or document delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.


               7.2 Performance; No Default. The Company shall have performed and complied, in each case in all material respects, with all material agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and at the time performed or complied with by it prior to or at the Closing and at the time of the Closing, no Event of Default shall have occurred and be continuing.


               7.3 Officers' Certificate. The Purchaser shall have received a certificate dated the Closing Date and signed by the President, a Vice President or Chairman or Vice Chairman of the Company and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Company, to the effect that the conditions of Sections 7.1 and 7.2 hereof have been satisfied.


               7.4 Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be in form and substance reasonably satisfactory to the Purchaser, and the Purchaser's counsel, who shall have received all such originals or certified or other copies of such documents as they may reasonably request.


               7.5 No Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced and still be pending, and no investigation by any governmental or regulatory authority shall have been commenced and still be pending, against the Company seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.


               7.6 Purchase Permitted by Applicable Laws. The offering, issuance, purchase and sale of, and payment for, the Convertible Debentures to be purchased by the Purchasers on the Closing date on the terms and conditions herein provided (including the use of the proceeds of such Convertible Debentures by the Company) shall not violate any law or governmental regulation applicable to the Purchaser.


               7.7 Compliance with Securities Laws. The offering and sale of the Convertible Debentures at or prior to the Closing under this Agreement shall have compiled in all material respects with all applicable requirements of federal and state securities laws.


              8.   AFFIRMATIVE COVENANTS.


               8.1 Office for Payment, Exchange and Registration. So long as any of the Convertible Debentures are outstanding, the Company will maintain an office or agency in the United States where the Convertible Debentures may be presented for payment, conversion, exchange or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company set forth in Article 17 hereof, which place may thereafter from time to time be changed by notice to the holder or holders of the Convertible Debenture then outstanding.


               8.2 Notices. The Company will give notice to all holders of Convertible Debentures within 3 Business Days after it learns of the existence of any Event of Default or any event which, with giving of notice or the lapse of time or both, would become an Event of Default, describing the same and the period of existence thereof, and what action the Company has taken is taking or proposes to take with respect thereto.


               8.3 Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises deemed material to and those of each of its material Subsidiaries, except as otherwise specifically permitted by Section 9.1 and except that the corporate existence of any Subsidiary of the Company may be terminated if, in the good faith judgment of the Board of Directors, such termination is in the best interest of the Company.


               8.4 Payment of Taxes. The Company will, cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, provided that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.


               8.5 Maintenance of Properties; Insurance. The Company will maintain or cause to be reasonably good repair, working order and condition, normal wear and tear excepted, all material properties used in the business of the Company and its Subsidiaries. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.


               8.6 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where (i) noncompliance could not reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.


              9.   NEGATIVE COVENANTS.


               9.1 Consolidation, Merger and Sale. The Company will not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its assets or business to any other corporation, or consolidate with or merge into any other corporation, unless if such surviving or transferee corporation is a corporation other than the Company, (i) such surviving or transferee corporation is a corporation organized under the laws of the United States or of any State of the United States, (ii) all liabilities and obligations (including registration obligations under Article 13) of the Company under this Agreement and the Convertible Debentures shall have been expressly assumed by such surviving or transferee corporation under terms which have no adverse effect on the rights of the holders of the Convertible Debentures, and
(iii) there shall exist no Event of Default, and no such event which, with notice, the lapse of time, or both, would constitute an Event of Default, both immediately before such transaction, and immediately after such transaction upon giving effect on a pro forma basis to such transaction.


               9.2 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained in an arm's length transaction at the time from persons which are not Affiliates, provided that the foregoing restrictions shall not apply to any transaction between the Company and a wholly-owned Subsidiary of the Company or between one wholly-owned Subsidiary of the Company and another wholly-owned Subsidiary of the Company. The Company shall not permit any Affiliate of the Company to become the holder of any Senior Indebtedness.


               9.3 Restricted Indebtedness. The Company will not, directly or indirectly, incur any Indebtedness the proceeds of which will be used to pay dividends upon shares of the Company's Common Stock or any other capital stock of the Company that may from time to time be outstanding.


              10.  DEFAULTS.


                    If any of the following events (herein called an "Event of Default") shall occur and be continuing:


                    (a) If the Company shall default in the payment (whether or not such payment is prohibited under Article 5 hereof) of (i) any part of the principal on any of the Convertible Debentures, when the same shall become due and payable, whether at maturity or by acceleration or otherwise, or (ii) the interest on any of the Convertible Debentures, when the same shall become due and payable, and such default in the payment of interest shall have continued for fifteen (15) days;


                    (b) If the Company shall default in the performance of any agreement or covenant contained in this Agreement or the Convertible Debentures and such default shall continue for thirty (30) days; or


                    (c) If any representation or warranty by the Company herein or any certificate delivered by the Company pursuant hereto shall prove to have been incorrect in any material respect when made; or


                    (d) If (i) the Company shall fail to make any payment in respect of any Indebtedness when due or within any applicable grace period; or
(ii) any other event of default, as defined in any material indenture or material instrument evidencing or under which there is at the time outstanding any Indebtedness of the Company, shall occur which (1) results in the acceleration of the maturity of such Indebtedness or (2) enables (or, with the giving of notice, would enable) the holder of such Indebtedness or any person acting on such holder's behalf to accelerate the maturity thereof if, in the case of subclause (2) hereof, such event or condition has been in existence for 180 days without being cured or waived; provided, that, the aggregate principal amount of the Indebtedness referred to Indebtedness clause (i) or (ii) (together with any other defaulted Indebtedness) exceeds $2,000,000; or


                    (e) If a final judgment which, either alone or together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $2,000,000 shall be rendered against the Company or any Subsidiary and such judgment shall have continued undischarged or unstayed for sixty (60) days after entry thereof; or


                    (f) If the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if the Company or any Subsidiary shall suffer the appointment of a receiver or trustee for it or substantially all of its assets and, if appointed without its consent, not to be discharged or stayed within sixty (60) days; or if the Company or any Subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within sixty (60) days; or if the Company or any Subsidiary shall fail generally to pay its debts as they become due; or if the Company or any Subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property with respect to claims in excess of $2,000,000, which is not released, stayed, bonded or vacated within sixty (60) days after its issue or levy; or if the Company or any Subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions; then and in each such event the holders of forty percent (40%) or more in aggregate principal amount of the Convertible Debentures then outstanding may at any time and unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare all the Convertible Debentures to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with all interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; provided, however, that this provision is subject to the condition that if, at any time after the principal of the Convertible Debentures shall so become due and payable, any arrears of principal and interest on the Convertible Debentures (with interest at the rate specified in the Convertible Debentures on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by, or for the account of the Company, then the holder or holders of at least fifty-one percent (51%) in aggregate principal amount of the Convertible Debentures then outstanding, by written notice or notices to the Company, may waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom; provided, further, that notwithstanding the foregoing, if there shall occur an Event of Default under clause (f) above, then the Convertible Debentures, together with all interest accrued thereon, shall immediately mature and become due and payable, without the necessity of any action by the Purchasers or notice to the Company. If any holder of a Convertible Debenture shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Convertible Debentures then outstanding, describing such notice or other action and the nature of the claimed default.


              10A.  BOARD REPRESENTATION.


                    The Purchaser shall have the right, provided the Purchaser continues to hold not less than eighty percent (80%) of the aggregate principal amount of Convertible Debentures issued hereunder to nominate two directors to the Board of Directors of the Company by giving written notice to the Company of such nominations together with the written consents of such nominees to serve as directors not less than 120 days prior to the date that the Company's proxy statement in connection with its annual meeting of shareholders for the election of directors is to be mailed to shareholders of record. The Company shall include such nominees in the slate of directors recommended by the management of the Company in the proxy statement for the next held annual meeting for the election of directors.


              11.   CONVERSION.


               11.1 Conversion. Prior to the maturity of the Convertible Debentures, the holder of the Convertible Debenture shall have the right, at the option of such holder (whether or not payment upon the Convertible Debentures is prohibited by the subordination provisions of Article 5) to convert, subject to the terms and provisions of this Article 11, all or, subject to the proviso contained in this Section 11.1, any portion of the Convertible Debenture held by such holder into the number of fully paid and nonassessable Shares as shall be equal to the aggregate principal amount of Convertible Debenture then being converted divided by the Conversion Price then in effect, by delivery of the Convertible Debentures to the Company at the office of the Company provided for in Section 8.2 herein; provided, however, that no holder of the Convertible Debenture shall be permitted to exercise its rights with respect to partial conversions as herein described unless each such holder of the Convertible Debenture elects to convert a minimum of at least $500,000 principal amount of its Convertible Debenture or any additional amounts in multiples of $250,000 principal amount of Convertible Debenture; provided, further, that the Company shall not be required to issue any fractional shares in connection with any conversion pursuant to this Article 11. In the event that a holder shall exercise the Convertible Debentures with respect to less than the entire aggregate principal amount outstanding of such Convertible Debenture, the Company shall, or shall direct its transfer agent to, issue to the Purchaser certificates for the Shares of Common Stock for which the Convertible Debenture is being exercised in such denominations as are required for delivery to the Purchaser, and the Company shall, or shall direct its transfer agent to, thereupon deliver such certificates to or in accordance with the instructions of the Purchaser, and the Company shall issue to the Purchaser a new Convertible Debenture, duly executed by the Company, in form and substance identical to the Convertible Debenture surrendered by the Purchaser, for the balance of the aggregate principal amount of Convertible Debentures that have not been so converted.


               11.2 Delivery of Stock Certificates; Time Conversion Effective; No Adjustment for Interest or Dividends. As promptly as practicable after the surrender (as herein provided of a Convertible Debenture for conversion, the Company shall deliver or cause to be delivered to or upon the written order of the holder of the Convertible Debenture so surrendered, certificates representing the number of fully paid and nonassessable Shares into which the Convertible Debenture may be converted. Subject to the following provisions of this Section 11.2, such conversion shall be deemed to have been made at the close of business on the date that such Convertible Debenture shall have been surrendered for conversion at the office of the Company provided for in Section 8.2 (the "Conversion Date"), so that the rights of the holder of such Convertible Debenture as a holder thereof, shall cease at such time and the person or persons entitled to receive any of the Shares upon conversion of the Convertible Debentures shall be treated for all purposes as having become the record holder or holders of such Shares at such time; provided, however, that no such surrender or any date when the stock transfer books of the Company shall be closed, shall be effective to constitute the person or persons entitled to receive Shares upon such conversion as the record holder or holders of such Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open or the Company is required to convert Convertible Debentures. The Company will, at the time of such conversion, upon request of the holder of the Convertible Debenture, acknowledge in writing its continuing obligation to such holder in respect of any rights (including, without limitation, any right of registration of the Shares issued upon such conversion) to which such holder shall continue to be entitled under this Agreement after such conversion, provided, that, the failure of such holder to make any such requests shall not affect the continuing obligation of the Company to such holder in respect of such rights.


                    If the day for the exercise of the conversion right shall not be a Business Day, then such conversion right will automatically be deemed to be exercised on the next succeeding day which is a Business Day.


                    No adjustments in respect of interest or cash dividends shall be made upon conversion of any Convertible Debenture. The Company shall pay all unpaid interest on any Convertible Debenture so converted which has accrued to (but not including) the date upon which such conversion is deemed to have been effected in accordance with this Section 11.2.


               11.3 Notice to Holders of Election. Upon receipt of an election to convert by a holder of Convertible Debentures pursuant to this
Article 11, the Company shall, as soon as practicable, notify the holders of the remaining Convertible Debentures of such election.


          11.4 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as of the Closing Date as follows:


                    (a) In case the Company shall, after the date hereof, (i) pay a stock dividend or make a distribution in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class),
(ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Base Price in effect immediately prior to such action shall be adjusted so that the holder of a Convertible Debenture thereafter surrendered for conversion shall be entitled to receive an equivalent number of shares of capital stock of the Company which he would have owned immediately following such action had such Convertible Debenture been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.


                    (b) In case the Company, after the date of this Agreement, shall distribute to all holders of its outstanding Common Stock any shares of capital stock (other than Common Stock), evidences of its Indebtedness or assets (including securities and cash, but excluding any cash dividend paid out of current or retained earnings of the Company and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (a) of this
Section 11.4) or rights, warrants or options to subscribe for or purchase securities of the Company, then in each such case the Base Price shall be adjusted so that the same shall equal the price determined by multiplying the Base Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the Base Price then in effect less the fair market value on such record date (as determined in good faith by the Board of Directors of the Company which determination shall be conclusive) of the portion of the capital stock or the evidences of Indebtedness or the assets so distributed to the holder of one share of Common Stock or of such subscription rights, warrants or options applicable to one share of Common Stock and of which the denominator shall be the Base Price then in effect. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. If at the end of the period during which warrants, rights or options described in this subsection (b) are exercisable not all such warrants, rights or options shall have been exercised, the adjusted Base Price shall be immediately readjusted to what it would have been based on the number of warrants, rights or options actually exercised.


                    (c)  Notwithstanding  anything  in  subsection  (b) of  this
Section 11.4 to the contrary, with respect to any rights, warrants or options covered by subsection (b) of this Section 11.4, if such rights, warrants or options are only exercisable upon the occurrence of certain triggering events, then for purposes of this Section 11.4 such rights, warrants or options shall not be deemed issued or distributed, and any adjustment to the Conversion Price required by subsection (b) of this Section 11.4 shall not be made until such triggering events occur and such rights, warrants or options become exercisable.


                    (e) In any case in which this Section 11.4 shall require that an adjustment be made immediately following a record date or an effective date, the Company may elect to defer (but only until five Business Days following the mailing by the Company to the holders of Convertible Debentures of the certificate required by subsection (g) of this Section 11.4) issuing to the holder of any Convertible Debenture converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.


                    (f) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11.4 shall be made to the nearest cent.


                    (g)  Whenever  the Base Price is  adjusted  as  provided  in
Section 11.4(a) herein, the Company will promptly mail to the holders of the Convertible Debentures, a certificate of the Company's Treasurer or Chief Financial Officer setting forth the Base Price as so adjusted and a brief statement of facts accounting for such adjustment.


                    (i) Irrespective of any adjustment or change in the Conversion Price and the number of Shares actually purchasable under the Convertible Debentures, the Convertible Debentures theretofore and thereafter issued may continue to express the Conversion Price per Share and the number of Shares purchasable thereunder as the Conversion Price per Share and the number of Shares purchasable as expressed upon the Convertible Debentures when initially issued.


               11.5 Company's Consolidation or Merger. Except as otherwise provided in Section 9.1 hereof, if the Company shall at any time consolidate or merge into another corporation, (a) the Company shall give at least five (5) days prior written notice to the holders of the Convertible Debentures of such consolidation or merger and the terms thereof, and (b) the holder of a Convertible Debenture shall thereafter be entitled to receive, upon the conversion thereof, the securities or property to which a holder of the number of Shares then deliverable upon the conversion thereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be in relation to any securities or property thereafter deliverable upon the conversion of the Convertible Debenture including, but not limited to, obtaining a written acknowledgment from the continuing corporation or other appropriate corporation of its obligation to supply such securities or property upon such conversion. Except as otherwise provided in Section 9.1 hereof, a sale of all or substantially all the assets of the Company shall be deemed a consolidation or merger for the foregoing purposes.

               11.6 Reserve of Sufficient Shares. The Company will reserve and keep available a sufficient number of shares of its Common Stock to satisfy the conversion requirements of all outstanding Convertible Debentures. The Company will take all such action as may be necessary to insure that all Shares issued upon conversion of the Convertible Debentures will be duly and validly authorized and issued and fully paid and nonassessable.


               11.7 Taxes on Conversion. The issuance of certificates for Shares upon the conversion of Convertible Debentures shall be made without charge to the holders of Convertible Debentures converting such Convertible Debentures for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the Convertible Debentures converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Convertible Debenture converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


               11.8  Cancellation  of Converted  Convertible  Debentures.   All
Convertible Debentures which have been converted shall be canceled by the Company and no Convertible Debentures shall be issued in lieu thereof.


               11.9  Notice to Holders of Convertible Debentures.   In  case at
any time:


                    (a) the Company shall take any action which would require an adjustment in the Conversion Price pursuant to Section 11.4(a); or


                    (b) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), whether or not such reorganization or reclassification results in an adjustment in the Conversion Price, or any consolidation or merger to which the Company and its Subsidiaries is a party and for which approval of any Stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries; or


                    (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;


then, in any one or more of said cases, the Company shall give written notice to the holders of the Convertible Debentures, not less than thirty (30) days before any record date or other date set for definitive action, of the date on which such adjustment, distribution, reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Conversion Price and the kind and amount of the Shares and other securities and property deliverable upon conversion of the Convertible Debentures. Such notice shall also specify the date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such adjustment, distribution, reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to convert the Convertible Debentures into Shares shall terminate).


                    Without limiting the obligation of the Company to provide notice to the holders of Convertible Debentures or Shares of corporate action hereunder, it is agreed that failure of the Company to give such notice shall not invalidate such corporate action of the Company.


              12.  CALL OF CONVERTIBLE DEBENTURES BY THE COMPANY.


                    The Company shall not directly or indirectly, call, prepay, redeem, repurchase, convert or otherwise acquire any Convertible Debentures or any portion thereof, except as set forth in this Article 12.


               12.1 Optional Conversion or Redemption Upon Call by the Company. The Company may, at its option, call the Convertible Debentures, either in whole or in part on a pro-rata basis:


                                    (i)     at any time on or after February 28,
                                            1998 and prior  August  31,  1998 if
                                            the average of the Closing Prices of
                                            the  Company's  Common  Stock for at
                                            least 15  consecutive  trading  days
                                            prior  to the  Call  Date  shall  be
                                            equal to or in excess of 150% of the
                                            Base Price per share;


                                    (ii)    at any time on or after  August  31,
                                            1998 and prior  August  31,  1999 if
                                            the average of the Closing Prices of
                                            the  Company's  Common  Stock for at
                                            least 15  consecutive  trading  days
                                            prior  to the  Call  Date  shall  be
                                            equal to or in excess of 160% of the
                                            Base Price per share; or


                                    (iii)   at any time on or after  August  31,
                                            1999 if the  average of the  Closing
                                            Prices of the Company's Common Stock
                                            for at least 15 consecutive  trading
                                            days prior to the Call Date shall be
                                            equal to or in excess of 175% of the
                                            Base Price per share .


                  In the event of a call by the Company pursuant to this Section 12.1, the holders, at their option, may require the Company to convert their Convertible Debentures (into fully paid and nonassessable shares of the Company's Common Stock) at the Conversion Price (the "Holder's Option").


               12.2 Notice of Call. The right of the Company to call any Convertible Debentures pursuant to Section 12.1 shall be conditioned upon its giving notice of such call (the "Call Notice"), by personal delivery, overnight courier, certified mail or by facsimile, signed by an authorized officer, to the holders of Convertible Debentures, not less than fifteen (15) Business Days prior to the date upon which the call is to be made (the "Call Date"). The Call Notice shall specify (i) the aggregate principal amount of the Convertible Debentures to be called, (ii) the date of such call, and (iii) the accrued and unpaid interest thereon (to, but not including, the Call Date). Within ten (10) Business Days after receipt of the Call Notice by the holder of a Convertible Debenture, such holder shall notify the Company, by personal delivery, overnight courier, certified mail or by facsimile, signed by the holder, of the Holder's Option, pursuant to which the holder shall direct whether the holder wishes the Convertible Debentures to be converted or redeemed pursuant to Section 12.1 hereof (in the event that a holder fails to respond to the Call Notice or fails to respond within the time period or via the means set forth herein, the Holders Option shall become void and of no further effect and the Company shall be entitled to redeem the Convertible Debentures as provided in Section 12.1 or 12.2, as the case may be).


               12.3 Partial Call. In the event of a partial call by the Company pursuant to this Article 12, the aggregate principal amount of each call of Convertible Debentures pursuant to Section 12.1 hereof, shall be allocated among the Convertible Debentures at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Convertible Debentures.


               12.4 Surrender of Convertible Debentures Upon Call. In the event that any Convertible Debentures shall be surrendered to the Company upon conversion as provided in this Article 12, interest shall cease to accrue upon such Convertible Debentures so surrendered.


               12.5 Section 11 Applicable. For purposes of conversion of the Convertible Debentures by the Company pursuant to this Article 12, the provisions of Section 11.1 through 11.4 herein, shall be controlling, as if the same shall have been contained in this Article 12 (except that with respect to Section 11.2, in the event that a holder shall choose redemption as the Holders Option (pursuant to Section 12.2 herein), the Company shall make payment to the holder as soon as practicable after the Conversion Date, by bank or certified check or by wire transfer).


              13.  REGISTRATION RIGHTS; RESTRICTIONS ON TRANSFER.


               13.1 Notification of Proposed Sale. (a) Unless paragraph (b) of this Section 13.1 is applicable, each holder of a Convertible Debenture by acceptance thereof agrees that it will notify the Company in writing before offering for sale or selling or otherwise disposing (provided, that, conversion will not be deemed to be a disposition) of any Convertible Debenture or the Shares, describing briefly the nature of such sale or other disposition, and no such sale or other disposition shall be made unless and until (i) the holder has supplied to the Company, if requested by the Company within five (5) Business Days after receipt of such notice, an opinion of counsel for the holder which counsel shall be reasonably satisfactory to the Company, to the effect that no registration under the Securities Act is required with respect to such sale or other disposition (which opinion may be conditioned upon the transferee's assuming the obligations of a holder of Convertible Debentures or Shares under this Section 13.1) or (ii) an appropriate registration statement with respect to such sale or other disposition of such Convertible Debentures or Shares shall have been filed by the Company with the Commission and declared effective by the Commission.


                    (b) If the holder of Convertible Debentures or Shares has obtained an opinion of its own counsel that the sale of such Convertible Debentures or Shares may be made without registration under the Securities Act pursuant to Rule 144, the notification provided in paragraph (a) need not be given to the Company prior to the proposed sale, provided, that, the Company shall not be obliged to register on its registry or transfer books any transfer pursuant to this subsection (b) unless it is satisfied that the requirements of Rule 144 or any successor thereto have been satisfied.


                    (c) The Company may endorse on all Convertible Debentures and on all certificates evidencing Shares (issued upon conversion of the Convertible notes) an appropriate legend restricting their transfer except upon compliance with the provisions of paragraph (a) above, which in the case of the Convertible Debentures shall be in the terms set out in Exhibit A hereto and in the case of the Shares shall read as follows - "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE ACT OR AN OPINION, IF REQUESTED, OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT"; provided, that, no such legend shall be endorsed on any Convertible Debenture or Share certificates which, when issued, are no longer subject to the restrictions of this Section 13.1, and provided, further, that if an opinion of satisfactory counsel which opinion shall be reasonably satisfactory to counsel for the Company concludes that the legend is no longer necessary, the Company will deliver upon transfer or exchange Convertible Debentures or Share certificates without such legends.


                13.2 Obligation to Register. At any time after February 28, 1996, the holders of not less than sixty-six and two thirds percent (66 2/3%) of the aggregate principal amount of the Convertible Debentures (we are including for this purpose and for this purpose only, holders of Convertible Debentures that have already been converted) shall be entitled to make one demand registration (the "Demand") and the Company agrees to use its best efforts to file with the Commission as soon as practicable after the Demand registration statement for the offering made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering all of the Shares. Such registration statement shall be on Form S-3 under the Securities Act, if such form is then available for use by the Company, or if such Form is not then available for use by the Company, another form that is available to the Company permitting the registration of the Shares for resale by the holders of the Convertible Debentures or the Shares ("Holders") in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall use its best efforts to cause such registration statement to be declared effective pursuant to the Securities Act as promptly as possible following the filing thereof, and subject to applicable rules and orders, to keep such registration statement continuously effective under the Securities Act for two years after the effectiveness of such registration statement, or such shorter period ending on the earlier of (i) the date that there are less than 300,000 Shares held by persons who were holders of the Convertible Debentures, or (ii) August 31, 2003.


                13.3 "Piggyback Registration Rights." At any time prior to the maturity of the Convertible Debentures, the Company shall, at least thirty (30) days prior to the filing of any registration statement under the Securities Act (other than a registration statement on Form S-8 or Form S-4 or any successor forms) relating to the public offering of its Common Stock by the Company or any of its security holders, give written notice of such proposed filing and of the proposed date thereof to the Holders, and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from the Holders requesting that the Company include among the securities covered by such registration statement some or all of the Shares held by or to be held after conversion by such Holder or Holders, the Company shall include such Shares in such registration statement, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request.


                13.4 Terms and Conditions of Registration. Except as otherwise provided herein, in connection with any registration statement filed pursuant to Sections 13.2 or 13.3 herein, the following provisions shall apply:


                            (i) If such  registration  statement  shall be filed
pursuant to Section 13.3 hereof and if the managing underwriter advises the Company in writing that the inclusion in such registration of some or all of the Shares sought to be registered by the Holder(s) creates a substantial risk that the proceeds or price per share that will be derived from such registration will be reduced or that the number of shares to be registered at the insistence of the Holder(s), plus the number of shares of Common Stock sought to be registered by the Company and any other stockholders of the Company is too large a number to be reasonably sold, then, in such event, the number of shares sought to be registered for the stockholders of the Company shall be reduced, pro rata in proportion to the number of shares sought to be registered to the number of shares recommended be sold by the managing underwriter.


                            (ii) If  requested by the  Holder(s)  in  connection
with a registration statement filed pursuant to Section 13.2, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, the holder(s) and the underwriters, and to contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in such agreements used by the managing underwriter, including, without limitation, restrictions of sales of Common Stock or other securities by the Company as may be reasonably agreed to between the Company and such underwriters, and indemnities and rights to contributions to the effect and to the extent provided in Sections 13.5 and 13.6 hereof. The Holders shall be a party to any underwriting agreement relating to an underwritten sale of their Shares and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters, shall also be made to and for the benefit of the Holders. All representations and warranties of the Holders shall be made to or for the benefit of the Company.


                            (iii) The Company shall provide a transfer agent and
registrar (which may be the same entity) for the Shares, not later than the effective date of such registration.


                            (iv) All expenses in connection with the preparation
and filing of a registration statement filed pursuant to Sections 13.2 or 13.3 shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Shares, and any underwriting discounts and selling commissions applicable solely to such sales of Shares, which shall be paid by the Holders of the Shares being registered.


                            (v) The Company  shall use its best efforts to cause
all of the shares covered by such registration statement to be quoted on the NASDAQ National Market System, if the quoting or listing of such registered shares is permitted by such exchange.


                            (vi)   Following   the   effective   date   of  such
registration statement, the Company shall, upon the request of the Holders, forthwith supply such number of prospectuses (including exhibits thereof and preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by the Holders to permit the Holders to make a public distribution of their Shares.


                            (vii) The Company shall prepare,  if necessary,  and
file such amendments and supplements to such registration statement filed pursuant tot Section 13.2 hereof, as may be necessary to keep such registration statement effective, subject to applicable laws, rules and orders, for a period of five years after the Closing date, or such shorter period ending when there cease to be outstanding any Shares or Convertible Debentures held by the Holders, and to comply with the provisions of the Securities Act with respect to the offer and sale or other disposition of the Shares covered by such registration statement during the period required for distribution of the Shares.


                            (viii) The  Holders  may select the  underwriter  or
underwriters (which shall be of nationally recognized standing), if any, who are to undertake any offering and distribution of the Shares to be included in a registration statement filed under the provisions of Subsection 13.2 hereof, subject to the Company's prior approval of the underwriter, which approval shall not be unreasonably withheld.


                            (ix)  The  Company  shall  use its best  efforts  to
register the Shares covered by any such registration statements filed pursuant to Section 13.2 under such securities or Blue Sky laws in addition to those in which the Company would otherwise sell shares, as the Holders reasonably request, except that neither the Company nor the Holders shall for any such purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified. The fees and expenses incurred in connection with such registration shall be borne by the Company.


                            (x) The  Holders  shall  cooperate  fully  with  the
Company and provide the Company with all information reasonably requested by the Company for inclusion in the registration statement or as necessary to comply with the Securities Act. The Company shall cooperate fully with any underwriters selected by the Holders and counsel to such underwriters, and shall provide reasonable and customary access to the Company's books and records (upon receipt from such underwriters of customary confidentiality agreements) in order to facilitate such underwriters' review and examination of the Company in connection with such underwriting.


                            (xi) The Company  shall notify the  Holders,  at any
time after effectiveness when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in subdivision
(vii) of this Section 13.4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, the Holders shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of the Holders prepare and furnish the Holders promptly a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances than existing.


                            (xii) The  Company  shall  furnish to the Holders at
the time of the disposition of the Shares, a signed copy of an opinion of the Company's regular in-house or outside general counsel, or other counsel of the Company's selection reasonably acceptable to, and which opinion shall be reasonably satisfactory in form and substance to, the Holders to the effect that: (a) a registration statement covering such Shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, (b) said registration statement and prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act, and nothing has come to such counsel's attention (after due inquiry) which would cause such counsel to believe that either said registration statement or such prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in light of the circumstances under which they were made) not misleading, (c) after due inquiry such counsel knows of no legal or governmental proceedings required to be described in such registration statement or prospectus which are not described as required, or of any contracts or documents of a character required to be described in such registration statement or such prospectus to be filed as an exhibit to such registration statement or to be incorporated by reference therein which are not described and filed as required and (d) to such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of such registration statement; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions, and that such counsel may rely, as to all factual matters treated therein, on certificates of the Company (copies of which shall be delivered to the Holders).


                            (xiii)  The  Company  will use its best  efforts  to
comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, to the extent it shall be required to do so pursuant to such sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the Commission of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any of the Company's Common Stock held by the Holders. The Company will also cooperate with the Holders in supplying such information and documentation as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Company Common Stock held by the Holders.


               13.5  Indemnification.


                            (i)  In  the  event  of  the   registration  of  the
registration of any shares of the Company under the Securities Act pursuant to the provisions of Sections 13.2 or 13.3, the Company agrees to indemnify and hold harmless the Holders, each underwriter, broker or dealer, if any, and their directors, officers and employees, of such Shares, and each other person, if any, who controls the holders of the Convertible Debentures or the Shares (or a permitted assignee thereof), such underwriter, broker or dealer within the meaning of the Securities Act, from and against any and all losses, claims, damages for liabilities (or actions in respect thereof), joint or several, to which the Holders (and as applicable) its directors, officers or employees, or such underwriter, broker or dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities for actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration and will reimburse the Holders, each such underwriter, broker or dealer and controlling person, and their directors, officers or employees, for any legal or other expenses reasonably incurred by the Holders or such underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Holders and as applicable, such Holders' directors, officers or employees, or such underwriter, broker, dealer or controlling person for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.


                            (ii) In the event of the  registration of any Shares
of the Holders under the Securities Act for sale pursuant to the provisions of this Agreement, the Holders agree to indemnify and hold harmless the Company, its directors, officers and employees, from and against any losses, claims, damages or liabilities, joint or several, to which the Company, its directors, officers or employees, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereof, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Holders for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.


                            (iii) Promptly after receipt by a person entitled to
indemnification under this Section 13.4 (for purposes of this Section 13.4, an "Indemnified Party") of notice of the commencement of any action or claim relating to any registration statement filed under Sections 13.2 or 13.3 or as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (for purposes of this Section 13.4, an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the failure to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 13.4 and shall also not relieve the Indemnifying Party of its obligations under this Section 13.4, except to the extent that the Indemnified Party is damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement which would impose any liability on such other party or parties without the prior written consent of such other party or parties.


                13.6  Contribution.  If  the  indemnification  provided  for  in
Section 13.5 hereof is unavailable to the Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders on the one hand and the underwriters on the other from the offering of the Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Holder in connection with such statements or omissions, as well as any other relevant equitable considerations.


                    In no event shall the obligation of any Indemnifying Party to contribute under this Section 13.6 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 13.5 hereof had been available under the circumstances.


                    The  amount  paid or payable  by an  Indemnified  Party as a result of the losses, claims, damages and liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 13.6, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of a Holder, the net proceeds received by such Holder from the sale of Shares or (ii) in the case of an underwriter, the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds, in any case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                13.7 Survival. The indemnity and contribution agreements contained in this Section 13 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Shares.


              14.  REPLACEMENT OF CONVERTIBLE DEBENTURES.


                    Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Convertible Debenture and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company or in the case of any such mutilation, upon surrender and cancellation of such Convertible Debenture, the Company will issue a new Convertible Debenture of like tenor as if the lost, stolen, destroyed or mutilated Convertible Debenture were then surrendered for exchange in lieu of such lost, stolen, destroyed or mutilated Convertible Debenture.


              15.  AMENDMENT AND WAIVER.


                    Except as set forth in Article 5, this Agreement may be amended (or any provision thereof waived) with the consent of the Company and the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Convertible Debentures then outstanding; provided, however, that no such amendment or waiver shall (i) change the fixed maturity of any Convertible Debenture, the rate or the time of payment of interest thereon, the principal amount thereof or the circumstances under which such Convertible Debentures may be called, converted to redeemed without the consent of the holders of all the Convertible Debentures then outstanding, (ii) reduce the aforesaid percentage of Convertible Debentures, the holders of which are required to consent to any amendment or waiver, without the consent of the holders of all the Convertible Debentures then outstanding or (iii) increase the percentage of the aggregate principal amount of the Convertible Debentures that the holders of which may declare the Convertible Debentures to be due and payable under Article 10 herein, without the consent of the holders of all of the Convertible Debentures then outstanding or (iv) modify the conversion rights or the Conversion Price and adjustments thereto (as outlined in Articles 11 and 12 herein) in any material respect, without the consent of the holders of all of the Convertible notes then outstanding or (v) alter the registration rights under Article 13 herein in any material respect, without the consent of the holders of all of the Convertible Debentures then outstanding and all of the Shares outstanding other than Shares which have been sold in registered public offerings; and provided, further, that no amendment or waiver of any provision of Article 5 shall be effective against any holder of Senior Indebtedness who has not consented thereto. The Company and each holder of a Convertible Debenture then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article, whether or not such Convertible Debenture shall have been marked to indicate such modification but any Convertible Debenture issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of such modification to all of the holders of the Convertible Debentures then outstanding.


              16.  HOME OFFICE PAYMENT.


                    The Company will make payments of principal and interest by check payable to the order of the Holder duly mailed or delivered to the Holder at the address of the Holder, or at such other address as the Holder may designate in writing, or, if requested by the Holder, by wire transfer to its (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provisions herein or in the Convertible Debenture with respect to the place of payment. All such payments shall be made in immediately available funds. The Purchaser agrees that, before the Convertible Debenture is assigned or transferred, the Purchaser will make or cause to be made a notation thereof of principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of such Convertible Debenture if such name and address are known to the Purchaser.


              17. NOTICES.


                    All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered by courier or mailed express mail or transmitted by telex, facsimile, or other means of electronic transmission:


                    (a) if to the Purchaser, at such Purchaser's address as set forth in the preamble, or at such other address as may have been furnished to the Company by the Purchaser in writing; or


                    (b) if to any other holder of a Convertible Debenture, at such address as the payee thereof shall have designated to the Company by a written notice stating that such holder has acquired such Convertible Debenture and designating such an address, or at such other address as may have been furnished to the Company by such holder in writing; or


                    (c) if to the Company, at One Electronic Drive, Trenton, New Jersey 08619; Attention: Myles M. Kranzler, Chief Executive officer, or at such other address as may have been furnished to the Purchaser or other holders of Convertible Debentures in writing by the Company.


              18.   ENTIRE AGREEMENT.


                    This Agreement and the Convertible Debentures embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.


              19.  SUCCESSORS AND ASSIGNS.


                    All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.


              20.  HEADINGS.


         The headings of the articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.


              21.  GOVERNING LAW.


                    This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey, without giving effect to its conflict of laws rules.


             22.   COUNTERPARTS.


                    This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures shall be deemed acceptable and binding.


             23.   SEVERABILITY.


                    Any provision hereof or of the Convertible  Debentures which
is  prohibited  or  unenforceable   in  any  jurisdiction   shall,  as  to  such
jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


         24.      DEFINITIONS.


         The following terms, when used in this Agreement, shall have the following meanings:


        "Affiliate" shall mean any person that controls, is controlled by or is under common control with the person in question. For purposes hereof, "control" and the correlative definitions "controlled by" and "under common control with" shall mean the power and ability to direct the management and affairs of the person in question, whether through the ownership of voting securities, by contract or otherwise.


        "Agreement" has the meaning set forth in the preamble.


        "Base Price" means the Closing Price of the Common Stock on the Business Day immediately prior to the Closing Date.


        "beneficial owner" has the meaning set forth in Rule 13d-3 promulgated by the Commission under the Exchange Act.


        "Board" or "Board of Directors" means, with respect to any person which is a corporation, a joint stock company or a business trust, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.


        "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New Jersey are legally authorized to close.


        "Capital Lease" shall mean a lease of property which is capitalized on the financial statements of the lessee in accordance with generally accepted accounting principles.


        "Closing" has the meaning set forth in Article 3.


        "Closing Date" has the meaning set forth in Article 3.


        "Closing Price" means (i) the last reported sale price as reported on the composite tape of the NASDAQ National Market System (or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NASDAQ National Market System) or the successor market or exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or on the NASDAQ National Market System, the average of the highest reported bid and lowest reported asked price as furnished by NASDAQ, the national Quotation Bureau, Inc., or comparable system or organization, or (iii) in the absence of any of the foregoing, the fair market value as determined in good faith by the Board of Directors of the Company (which determination shall be conclusive).


        "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.


        "Company" means Base Ten Systems, Inc., a New Jersey corporation, and its successors and assigns, including any successor corporation by merger formed for the purpose of reincorporating the Company in the State of Delaware.


        "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company and its Subsidiaries of the amounts signified by such term, with intercompany items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital of any such person, other than the parent of such group.


        "Conversion Date" has the meaning set forth in Section 11.2


        "Convertible Debentures" has the meaning set forth in Article 1.


        "Conversion Price" means 125% of the Base Price, as the same may be adjusted from time to time in accordance with the terms of this Agreement.


        "Demand" has the meaning set forth in Section 13.2


        "Event of Default" has the meaning set forth in Article 10.


        "Exchange Act" means the Securities Exchange Act of 1934, as amended.


        "generally accepted accounting principles" means, unless otherwise stated, generally accepted accounting principles in effect from time to time.


        "Holders" has the meaning set forth in Section 13.2


        "Holder's Option" has the meaning set forth in Section 12.1.


        "Indebtedness" of any person means and includes, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such person to repay money borrowed (including, without limitation, all debentures payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) the value of all Capital Leases (as such term is defined in accordance with generally accepted accounting principles in effect on the date of this Agreement) in respect of which such person is liable as lessee or as the guarantor of the lessee, (iii) the principal amount of all monetary obligations which are secured by any lien or security interest existing on property owned by such person whether or not the obligations secured thereby shall have been assumed by such person, (iv) all guaranties of the Indebtedness of any other person and (v) all amounts from time to time owing to trade creditors arising in the ordinary course of such person's business.


          "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.


        "Purchaser" has the meaning set forth in the preamble.


        "Securities Act" means the Securities Act of 1933, as amended.


        "Senior Indebtedness" has the meaning set forth in Section 5.7.


        "Share" or "Shares" has the meaning set forth in Article 1.


        "Solvent" shall mean when used with respect to any person that as of the date as to which the person's solvency is to be measured:


                (a) the fair  saleable  value of its  assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with applicable law) as they become absolute and matured;


                (b) it has sufficient capital to conduct its business; and


                (c) it is able to meet its debts as they mature.

         "Subsidiary" means any corporation organized under the laws of the United States or of any state or of the District of Columbia or any foreign jurisdiction of which (other than directors' qualifying shares required by law) at least a majority of the shares of each class of the capital stock entitled to vote at the time as of which any determination is being made, is owned, beneficially and of record, by the Company or one or more of its Subsidiaries, or both.


        IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement of the date first written above.

                                               BASE TEN SYSTEMS, INC.


                                               By: /s/ MYLES M. KRANZLER
                                                   ----------------------
                                               Name: MYLES M. KRANZLER
                                               Title: Chief Executive Officer

                                                   /s/ JESSE L. UPCHURCH
                                                   ----------------------
                                                     JESSE L. UPCHURCH

          EXHIBIT A


THIS CONVERTIBLE SUBORDINATED DEBENTURE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT REFERRED TO HEREIN.


                             BASE TEN SYSTEMS, INC.

                    9.01% Convertible Subordinated Debenture
                               due August 31, 2003





                                                         Dated: August ___, 1996
                                                             Trenton, New Jersey


          FOR VALUE RECEIVED, the undersigned, BASE TEN SYSTEMS, INC. (the"Company"), a New Jersey corporation, hereby promises to pay to JESSE L. UPCHURCH or his registered assigns, the principal sum of ----------($---- ) on August 31, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal sum from the date hereof at the interest rate of 9.01% per annum, payable semi-annually on the last day of February and August in each year, commencing on February 28, 1997 (which first interest payment shall be for the period from the date hereof through February 28, 1997), until the principal hereof shall have become due and payable, whether at maturity or by acceleration or otherwise.


         Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Company in Trenton, New Jersey or at such other place as the Company shall have designated for such purpose to the holder hereof in writing and may be paid by check mailed, or wire transfer as provided in the Purchase Agreement referred to below, to the registered address designated by the holder hereof for such purpose.

         This Convertible Debenture is issued pursuant to a certain Purchase Agreement (hereinafter called the "Purchase Agreement") dated as of August 8, 1996, between the Company and the Purchaser (capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement).

         This Convertible Debenture is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. In addition, the payment of the principal and interest on this Convertible Debenture is subordinated in right of payment to the prior payment in full of certain other obligations of the Company to the extent and in the manner set forth in the Purchase Agreement. Each holder of this Convertible Debenture, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

         This Convertible Debenture is transferable only upon the conditions specified in the Purchase Agreement. Notwithstanding the foregoing, however, this Debenture is registered with the Company as to both principal and interest and transfer of this Convertible Debenture can be effected only by surrender of this Convertible Debenture and either reissuance by the Company of this Convertible Debenture or by issuance by the Company of a new Convertible Debenture. The Company shall maintain a register for the registration and transfer of this Convertible Debenture (the "Schedule"), containing the name and address of any holder(s) of this Convertible Debenture. All transfers of this Convertible Debenture and/or transferees of this Convertible Debenture shall be registered in the Schedule. This Convertible Debenture may be assigned only upon the surrender thereof at the address of the Company set forth in the Purchase Agreement. Thereupon, the Company shall execute in the name of the assignee either a reissued Convertible Debenture or a new Convertible Debenture, shall register such transfer in the Schedule and shall deliver either a reissued Convertible Debenture or a new Convertible Debenture to the holder. Upon surrender or presentation of this Convertible Debenture to the Company for transfer, this Convertible Debenture shall be duly endorsed and shall specify the name and address of the transferee.

         This Convertible Debenture is convertible into Common Stock of the Company (as set forth in Articles 11 and 12 of the Purchase Agreement) in the manner, and upon the terms and conditions, including without limitation, the anti-dilution provisions, provided in the Purchase Agreement.

         In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the principal of this Convertible Debenture may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

         No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places set forth herein and in the Purchase Agreement.

         This Convertible Debenture is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey, without giving effect to its conflict of laws rules.

         Subject to the provisions of Article 19 of the Purchase Agreement, the Company may treat the person in whose name this convertible Debenture is registered as the owner and holder of this Convertible Debenture for the purpose of receiving payment of principal and interest on this Convertible Debenture and for all other purposes whatsoever and the Company shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, BASE TEN SYSTEMS, INC. has caused this Convertible Debenture to be dated, and to be executed on its behalf by its officer thereunto duly authorized.

                                                     BASE TEN SYSTEMS, INC.

                                                     By:
                                                        -------------------
                                                            Name:
                                                            Title:





- --------------------------------------------------------------------------------
                             REGISTER FOR TRANSFERS

         Name of Holder                                      Address
         --------------                                      -------